UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2014

CHANTICLEER HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-29507	20-2932652
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

7621 Little Avenue, Suite 414 Charlotte, North Carolina	28226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 366-5122

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2014, Chanticleer Holdings, Inc., a Delaware corporation (“HOTR”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and between its wholly owned subsidiary Dallas Spoon, LLC, a Texas limited liability company (“Spoon”) and Express Working Capital, LLC d/b/a CapRock Services (“CRS”). The Asset Purchase Agreement was executed in conjunction with HOTR’s decision to close the Spoon Bar & Kitchen restaurant located in Dallas, Texas (the “Restaurant”).

Pursuant to the terms of the Asset Purchase Agreement, Spoon assigned and transferred all of the tangible and intangible assets of Spoon used in the operations of the Restaurant to CRS. In consideration for such assets, CRS assigned and transferred one hundred eighty five thousand shares of HOTR common stock and common stock purchase warrants to purchase one hundred ninety five thousand shares of HOTR common stock to HOTR.

The summary of the Asset Purchase Agreement described above is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed as Exhibits 10.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description
10.1	Asset Purchase Agreement by and between Chanticleer Holdings, Inc., Dallas Spoon, LLC and Express Working Capital, LLC d/b/a CapRock Services dated December 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHANTICLEER HOLDINGS, INC.

/s/ Michael D. Pruitt
Dated: January 6, 2015	By:	Michael D. Pruitt
Chief Executive Officer